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                                                                    EXHIBIT 12.1


                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                         (DOLLARS IN THOUSANDS)
                                         ------------------------------------------------------
                                           1999       1998        1997       1996        1995
                                         -------    --------    -------     -------     -------

Earnings before income tax provision ... $37,394    $107,486    $73,064     $48,467     $41,641

Interest expense .......................  12,964       6,021      6,004       4,993       6,471

Estimated interest factor (33.3%) of
  rental expense .......................   1,900       1,433      1,233         833         667
                                         -------    --------    -------     -------     -------

Income as adjusted .....................  52,258     114,940     80,301      54,293      48,779
                                         =======    ========    =======     =======     =======
Fixed Charges:
  Interest expense .....................  12,964       6,021      6,004       4,993       6,471

  Capitalized interest .................     110          --         --          --          --

  Estimated interest factor (33.3%) of
    rental expense .....................   1,900       1,433      1,233         833         667
                                         -------    --------    -------     -------     -------
Total fixed charges ....................  14,974       7,454      7,237       5,826       7,138
                                         -------    --------    -------     -------     -------
Ratios of earnings to fixed charges ....    3.49       15.42      11.10        9.32        6.83
                                         =======    ========    =======     =======     =======
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